Exhibit 10.31

AMENDMENT NO. 1 TO MERCHANDISE LICENSE AGREEMENT

Amendment No. 1 to Merchandise License Agreement, dated as of March 16, 2021 (the “Amendment”), between Guideboat Acquisition LLC, a Delaware limited liability company (“Licensor”), and JP Outfitters, LLC, a Delaware limited liability Company (“Licensee” and together with Licensor, the “Parties” and each, a “Party”).

WHEREAS, the Parties have entered into a Merchandise License Agreement, dated as of July 1, 2019 (the “Existing Agreement”);

WHEREAS, the Parties desire to amend the Existing Agreement pursuant to the terms contained herein; and

WHEREAS, pursuant to Section 31 of the Existing Agreement, any amendment contemplated by the Parties must be contained in a written agreement signed duly authorized representative or agent of each Party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. The Existing Agreement is hereby amended as follows:

(a) Section 2(e) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

(e)

(i) “Customer Lists. Licensee may use, during the Term and in accordance with the terms contained herein, Licensor’s customer mailing list (the “Customer Mailing List”) solely for marketing and sales of Licensed Products in connection with the Business, including as an Approved form of distribution physically mailing Licensor’s catalogs regarding other brands operated by Licensee listed on Schedule B hereto on a one-time-each-use basis for each Direct Mailing (the “Direct Mailing”). Licensee may use, during the Term and in accordance with the terms contained herein, Licensor’s customer email list (the “Customer Email List” and together with the Customer Mailing List, the “Customer Lists”) solely for marketing and selling Licensed Products in connection with the Business, including as an Approved form of distribution serving up to 4 emails per month regarding other brands operated by Licensee listed on Schedule B hereto (the “Cross-Marketing Emails”) (all of the foregoing, the “Permitted Purpose(s)”). For the avoidance of doubt, any other uses of the Customers Lists are subject to prior Approval of the Licensor.

(ii) Direct Mailing. Licensee shall prepare all Direct Mailing materials at its own discretion and expense. Licensor shall have the right to Approve each Direct Mailing in its sole discretion prior to such Direct Mailing’s distribution. In consideration for the rights granted to Licensee regarding the Customer Mailing List, Licensee shall pay to Licensor $60 per 1,000 names (or fraction thereof), and Licensee shall provide Licensor a monthly written report in a form acceptable to Licensor that outlines in detail Licensee’s mailings and sales generated from the Customer Mailing List.

(iii) Cross-Marketing. Licensee shall prepare all Cross-Marketing Email content at its own discretion and expense. Licensor shall have the right to Approve each Cross-Marketing Email in its sole discretion prior to such Cross Marketing Email’s circulation. In consideration for the rights granted to Licensee regarding the Cross-Marketing Emails pursuant to this Section 2(e). Licensee shall pay to Licensor two percent (2%) of any Referral Sales, and Licensee shall provide Licensor a monthly written report in a form acceptable to Licensor that outlines in detail Licensee’s referral traffic and sales generated from the Customer Email List. For purposes of this Section 2(e) “Referral Sales” shall mean the gross invoice amount billed to customers of Licensee that received a Cross Marketing Email, less only sales tax and shipping costs charged to and paid by such customer.

(iv) Licensee agrees that the Customer Lists and the information contained therein will be deemed Confidential Information hereunder, and Licensee will maintain and cause its employees and agents and others within Licensee’s control to maintain the confidentiality of such Customer Lists and further agrees to comply (and cause its employees and agents and others within its control to comply) with any and all of Licensor’s privacy policies concerning customer information and with applicable Law, including the Data Protection Laws. Licensee agrees that Licensee’s own privacy policy will be subject to review and Approval by Licensor, and that Licensee will make any changes to its privacy policy as reasonably required by Licensor or applicable Data Protection Law.

(v) Licensee shall provide Licensor with any co-operation and assistance necessary in connection with Licensor’s compliance with Data Protection Laws. Such assistance may include (but not be limited to) the preparation and distribution of privacy policies/fair processing notices by either party in connection with the Permitted Purpose, the investigation, notification, and remediation of any event related to personal information and/or the response to enquiries/requests raised by customers in connection with the rights of data subjects available under the Data Protection Laws. Licensee will obtain Licensor’s prior written approval before responding to any such customer enquiries/requests or providing notice of any data protection event to any customer or other third party. With respect to requests regarding a data protection event from any government entity or other regulatory authority (a “Government Request”), Licensee will cooperate fully with Licensor to intervene and quash or limit such requests or respond to the applicable governmental authority m connection with such Government Request.

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(vi) Except as expressly permitted in this Agreement, Licensee itself will not, or cause or permit others to reproduce, prepare derivative works, distribute, display, perform or copy the Customer Lists (other than customary back-ups for business continuity and disaster recovery). As between Licensor and Licensee, Licensee agrees and acknowledges that the Customer Lists are owned solely and exclusively by Licensor.

(vii) For the avoidance of doubt, the use of the Customer Lists will be deemed Advertising and Promotion activities for purposes of this Agreement and will be subject to Approvals and other terms thereof.”

(b) Section 16(a) of the Agreement is hereby amended to add the following after subclause (x):

“(xi) Licensee shall compile, maintain and use the Customer Lists (and processing of all personal information therein) in accordance with applicable Data Protection Laws, the Parties’ privacy policies (as updated from time-to-time), and customers’ elected privacy choices. For clarity, Licensee will honor all “opt-out” or unsubscribe requests in connection with the foregoing.”

(c) Section 16 of the Agreement is hereby amended to add the following Section (d):

(d)

(i) “Licensee will not collect, use, retain, disclose, sell, or otherwise make personal information available for any third party in a way that does not comply with any Data Protection Law or this Agreement. If any Law requires Licensee to disclose personal information for a purpose other than as specifically described herein, the Licensee must first inform Licensor of such Law as soon as reasonably practicable and give Licensor an opportunity to object or challenge the requirement, unless the law prohibits such notice.

(ii) Licensee must promptly comply with any Licensor request requiring Licensee to provide, amend, transfer, or delete the Customer Lists or personal information contained therein, or to stop, mitigate, or remedy any unauthorized processing.

(iii) Licensee will, where not legally prohibited from doing so, notify Licensor as soon as reasonably practicable of receiving any request or complaint related to any personal information possessed, received or derived by Licensee in connection with the Business pursuant to this Agreement. Licensee will reasonably cooperate and assist Licensor with meeting Licensor’s Data Protection Law compliance obligations and responding to Data Protection Law-related inquires, including responding to verifiable consumer requests, taking into account the nature of Licensee’s processing and the information available to Licensee.

(iv) For purposes of this Agreement, “Data Protection Laws” means applicable laws, contractual obligations, self-regulatory standards, or written policies or terms of use of the Parties that are related to privacy, information security, data protection or the processing of personal information, in each case as and to the extent applicable to the operation of the Business. For the avoidance of doubt, “Data Protection Laws” includes without limitation the California Consumer Privacy Act (“CCPA”) and the CAN-SPAM Act.”

(e) The first sentence of Section 18(a) of the Agreement is hereby amended to add the following clause at the end of such sentence:

“and (vii) any losses arising out of or related to the Cross-Marketing Emails or any violation of the Data Protection Laws.”

(f) Section 22 of the Agreement is hereby amended to add the following Section (d):

(i) “Upon expiration of the Term or earlier termination of this Agreement, Licensee will, at Licensor’s election, promptly destroy or return all Customer Lists and information contained therein to Licensor, unless required to retain such information by applicable Data Protection Law or other Law.”

(g) The Agreement is hereby amended to add the following Schedule B:

(i) “Schedule B Licensee Brands

(A) J Peterman

(B) Territory Ahead”

3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

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4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

5. Miscellaneous.

(a) This Amendment and all related documents and all matters arising out of or relating to this Amendment, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, United States of America.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GUIDEBOAT ACQUISITION LLC

By:	/s/ Ramez Toubassy
Name:	Ramez Toubassy
Title:	President

JP OUTFITTER LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

[Signature Page to Amendment to Merchandise License Agreement]

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